Exhibit 10.22

SUBLEASE

THIS LEASE, dated this 29th day of July, 2005, is between MODTECH HOLDINGS, INC., a Delaware corporation (“Landlord”), and BOISE BUILDING SOLUTIONS DISTRIBUTION, L.L.C., a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord currently leases from BMG2 Enterprises (“Master Landlord”) the Property (as hereinafter defined) pursuant to an Industrial Real Estate Lease with Tenant’s predecessor, Modtech, Inc., a California corporation, date January 2, 1990, as amended pursuant to Amendment Number 1 between Landlord and Master Landlord, dated the date hereof (collectively the “Master Lease”); and,

WHEREAS, Tenant desires to sublease the Property from Landlord so long as Master Landlord will consent to this Lease.

NOW, THEREFORE, the parties agree as follows:

1. Sublease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the property commonly known as 12030 South Harlan Road, Lathrop, CA, as shown on the site plan attached hereto as Exhibit A and made a part hereof, together with all and singular the Land (as hereinafter defined), the Buildings (as hereinafter defined), improvements, appurtenances, rights, privileges, and easements pertaining thereto (“Property”). The Property contains a single-story warehouse building of approximately 144,000 square feet (including adjacent modular restrooms and two-story office area), two (2) metal-sided storage buildings of 10,000 square feet each, and a single-story office building of approximately 4,800 square feet (the “Buildings”) and that the parcel of land upon which the Buildings are located (the “Land”) contains approximately thirty (30) acres. Tenant’s use of the existing entrance to the Property from South Harlan Road shall not be exclusive, but shall be a shared use pursuant to Section 15.01 of the Master Lease. The Property is being leased to Tenant from Landlord pursuant to its interest as tenant under the Master Lease, a copy of which is attached hereto as Exhibit B and by this reference made a part hereof. All of the covenants, conditions and obligations assumed by Landlord as tenant under the Master Lease, together with any addenda, modifications or exhibits thereto, except the provisions dealing with rent to be paid by Landlord thereunder, the addresses for notice and the term of the Master Lease, are hereby incorporated as a part of this Sublease, and Tenant assumes and agrees to be bound by all the provisions of the Master Lease. All references to “Landlord” in the Master Lease shall be deemed to apply to Landlord in this Sublease, and all references in the Master Lease to “Tenant” shall be deemed to apply to Tenant in this Sublease. All references to “lease” in the Master Lease shall be deemed to mean this Sublease. Landlord shall be authorized to enforce any and all of the obligations of the Master Lease assumed by Tenant hereunder.

In the event of a conflict between the terms and conditions of the Master Lease and this Lease, the preprinted terms of the Master Lease and Amendment Number 1 thereto shall control, except solely as between Landlord and Tenant hereunder, the terms of this Lease shall control to the extent the Master Lease and Amendment Number 1 thereto has been specifically modified hereby such as in the provisions relating to Term, Rent, Notice, Use, Renewal Option and the like, or those provisions that are exclusively between Landlord and Tenant hereunder such as Section 24 hereof.

2. Term. The lease term shall commence on the date hereof and the term of occupancy shall commence 60 days from the date hereof, so long as Tenant has not exercised its right of termination as set forth in Section 24 of this Lease. Tenant shall have the right to accelerate the term of occupancy commencement date as provided in Section 24. The lease term shall end on August 31, 2015, unless sooner terminated or extended as provided in this Lease.

3. Rent. For the period commencing on the first day of the term of occupancy and ending August 31, 2007, Tenant shall pay monthly rent to Landlord in the amount of $31,500.00, in advance, on the first day of each and every calendar month during the Lease term except that if such term shall commence or terminate on a day other than the first or last day of a month, the rent for such month shall be apportioned. All rent due or to become due hereunder shall be paid to Landlord at its address set forth in Section 18 hereof unless Landlord shall designate some other payee or address for the payment thereof by giving written notice thereof to Tenant.

Commencing September 1, 2007, the following rent schedule shall apply:

9/1/2007 – 8/31/2009	$34,500.00 per month

9/1/2009 – 8/31/2011	$36,225.00 per month

9/1/2011 – 8/31/2013	$38,036.25 per month

9/1/2013 – 8/31/2015	$39,938.06 per month

Upon full execution of this Lease, Tenant shall pay Landlord the sum of $63,000.00 as prepaid rent for the months of September and October, 2005.

4. Utilities and Services. Tenant shall pay the cost of any separately metered utilities consumed by it at the Property during the term of this Lease.

5. Use of Property. The Property shall be used for the purposes of warehousing, storage (including outside storage) and distribution of lumber and building materials. Use of the Property shall include the right of ingress and egress by semi-tractor vehicles over the “Access Road” as defined in Section 15.01 of the Master Lease. Tenant shall maintain the Access Road in accordance with the Master Lease. Tenant shall also have the right of Ingress and egress by rail line to be installed and maintained at Tenant’s expense. Such rail line shall enter the Property from the east as further described in Schedule 1 to Exhibit B hereto and Tenant shall be responsible for obtaining, at its cost, all necessary governmental permits and approvals for the installation of the rail line.

6. Maintenance and Repairs. Tenant shall take good care of the Property and shall make and provide all repairs and maintenance necessitated by its use thereof. The Property, including building floor slabs and all electrical, plumbing, mechanical and HVAC systems are to be delivered to in good repair and working order, reasonable wear and tear excepted. Landlord shall have all items of personal property (including, but not limited to, all existing cranes and hoists) removed from the Property in a good and workmanlike manner prior to the commencement of the term of occupancy under Section 24 hereof. If the personal property is not removed within this time period, Landlord agrees to reimburse Tenant for the cost of removing any items of personal property, making repairs and cleaning as necessary to achieve such condition of the Property.

7. Alterations, Improvements, and Installations by Tenant. Except for the improvements listed in Exhibit C, attached hereto and made a part hereof, which Landlord hereby approves, Tenant shall first obtain the written approval of Landlord and Master Landlord (which approval shall not be unreasonably withheld or delayed) prior to making any structural alterations, improvements and installations to the Property during the term of this Lease. Notwithstanding the foregoing, Tenant shall have the right, at its own expense, to make such non-structural alterations, improvements and installations to the Property as it shall deem expedient or necessary for its purposes without Landlord or Master Landlord’s prior written approval where such improvements do not exceed $75,000 in cost cumulatively over the term of this Lease. Any such alterations or changes shall be done in a good and workmanlike manner and in accordance with all applicable laws. Tenant shall be responsible for obtaining all necessary building permits and other governmental approvals, shall furnish a copy thereof to Landlord prior to the commencement of the work, shall comply with all conditions of the permits in a prompt and expeditious manner, and shall otherwise comply with the provisions of Section 6.05 of the Master Lease.

Tenant may remove any of its trade fixtures or personal property from the Property at any time. Tenant may not remove, and neither Landlord nor Master Landlord may require Tenant to remove, any alterations, improvements, and installations made by Tenant pursuant to Exhibit C hereto.

8. Signs. Subject to Tenant obtaining all required governmental approvals, Tenant shall have the right to place or paint one or more signs on the Property including directional and safety signs to adequately direct visitors, guests and the like on the

Property so long as such signs are not readily readable from Harlan Road. Such signage, at Boise’s option, shall include one free standing sign at the Harlan Road entrance to the Property. The approximate size, shape and location of the free standing sign are set forth in Exhibit D hereto. Tenant’s signage shall be installed and maintained at Tenant’s expense and upon termination of this Lease, at Landlord’s request, Tenant shall remove such signage at no cost or expense to Landlord.

9. Assignment and Subletting. Tenant shall have the right to assign this Lease and to sublease all or any part of the Premises at any time and from time to time with the prior written consent of Landlord (which consent shall not be unreasonably withheld), except that no such consent shall be required for assignment to Tenant’s affiliates, subsidiaries and parent entities; provided, however, that nothing in this paragraph shall be construed so as to relieve Tenant of its obligations pursuant to this Lease.

10. Indemnification of Landlord. Tenant shall indemnify and hold Landlord and Master Landlord harmless in accordance with Section 5.05 of the Master Lease.

11. Environmental. Landlord has previously used the Property for the construction of modular buildings. In connection with such use, Landlord has stored and used customary building materials on the Property, including wood, steel, plastic, paint and industrial solvents. Except for such materials, Landlord has no actual knowledge of the presence or removal of hazardous substances in, on, under or about the Property or neighboring properties. Landlord makes no other representation or warranty concerning the presence of such materials or substances. Prior to the commencement of the occupancy term, Tenant, at its cost and expense, shall be permitted to conduct a Phase I environmental assessment (to applicable AST standards) of the Property and Tenant shall furnish Landlord a copy of the report. Tenant acknowledges that if it does not exercise its right of termination set forth in Section 24, it shall be deemed to have accepted the Property “as is.”

Except for normal quantities used in the ordinary course of Tenant’s permitted business use hereunder, Tenant shall not use, store, discharge or dispose of any hazardous substances (including but not limited to hazardous waste, hazardous chemicals, PCBs and asbestos) in, on, under or about the Property or neighboring properties and shall be responsible for and hold harmless and indemnify Landlord and Master Landlord from and against all demands, injuries to person or property, death, costs (including reasonable attorney’s fees), lawsuits, claims and state, local, or federal governmental actions, investigations, or fines as a result thereof caused by Tenant, its agents, Tenants, employees or invitees.

12. Holding Over. If Tenant remains in possession of the Premises after the expiration of the term of this Lease it shall be deemed to be a tenant from month to month only at 125% of the monthly rental rate in effect during the last month of the term expired and governed in all other things, except as to the duration of the term, by the provisions of this Lease. Either party may terminate such tenancy by giving to the other at least 30 days’ prior written notice of its intent to terminate. Tenant shall indemnify Landlord and Master Landlord from all damages it may incur as a result of Tenant’s delay in vacating the Property.

13. Surrender. At the expiration of the term of this Lease, Tenant agrees to quit and surrender possession of the Premises to Landlord in as good condition as when delivered by Landlord, and in compliance with the terms of the Master Lease as amended by Amendment Number 1 dated the date hereof. Tenant may not remove, or be required by Landlord to remove, any improvements set forth on Exhibit C hereto.

14. Master Lease Payments, Etc. Landlord represents and warrants to Tenant that as of the date hereof it is not in breach of the Master Lease and that it shall continue to pay on time all amounts owed by it as “Tenant” under the Master Lease to the Master Landlord. All other obligations of Landlord as Tenant under the Master Lease shall be the responsibility of Tenant. Tenant shall not commit or permit to be committed any act or omission which would violate the terms of the Master Lease and shall indemnify and defend Landlord from liability from any breach or default under the Master Lease by Tenant. If Landlord fails to pay any sums due by it under the Master Lease when due, Tenant may, after the continuance of any such failure or default for 15 days after notice in writing thereof is given by Tenant to Landlord (and in addition to any other rights or remedies which may be available at law or in equity), either (i) make such payments, or (ii) terminate this Lease. If Tenant elects to pay Landlord’s obligations, Landlord agrees to pay to Tenant the amount of the expense incurred, failing which Landlord agrees that Tenant may deduct the amount out of the rental payments and other payments thereafter coming due to Landlord pursuant to the provisions of this Sublease, without liability or forfeiture, and may apply the same to payment of such indebtedness of Landlord to Tenant until such indebtedness is fully paid as herein provided. Tenant represents that the Master Lease provides that it is Master Landlord’s obligation under the Master Lease to provide to Tenant and the Property all of the services and utilities described in the Master Lease and this Sublease, including, without limitation, the Access Road, the waterline right of way, and the water tank usage. Landlord shall have no liability or obligation for the failure of Master Landlord to provide any such services or utilities.

15. Notices. Any notice or demand required or permitted to be given under the terms of this Agreement shall be deemed to have been duly given or made if given by any of the following methods:

a. Deposited in the United States mail, in a sealed envelope, postage prepaid, by registered or certified mail, return receipt requested, respectively addressed as follows:

To Tenant:	Boise Building Solutions Distribution, L.L.C.
Attention: Corporate Real Estate Manager
1111 West Jefferson Street
P.O. Box 50
Boise, ID 83728-0001
Facsimile number 208-331-5738

With copy to:

Boise Building Solutions Distribution, L.L.C.
Attention: General Counsel
1111 West Jefferson Street
P.O. Box 50
Boise, ID 83728-0001
Facsimile number 208-384-4912

To Landlord:	Modtech Holdings, Inc.
Attention: Dennis Shogren, CFO
2830 Barrett Avenue
Perris, CA 92571
Facsimile number 951/943-9814

b. Sent to the above address via an established national overnight delivery service (such as Federal Express), charges prepaid, or

c. Sent via any electronic communications method provided the sender obtains written confirmation of receipt of the communication by the electronic communication equipment at the office of the address listed above.

16. Insurance: Mutual Waiver of Subrogation. Tenant shall insure or self-insure the Buildings and its property located on the Property, against fire and other causes included in standard extended coverage by policies which shall include a waiver by the insurer of all right of subrogation against Landlord and Tenant in connection with any loss or damage thereby insured against. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure, or other tangible property, or any resulting loss of income, or losses under workers’ compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents, or employees to the extent any such loss or damage is covered by insurance benefiting the party suffering such loss or damage

17. Property Taxes. Tenant shall pay all taxes and assessments levied against its personal property located on the Property, if any, and prior to the due date. Tenant shall reimburse Landlord for Landlord’s share of all the taxes and assessments levied against the real property and improvements covered by this Lease as assessed by Master Landlord to Landlord pursuant to Section 4.02(c) of the Master Lease; provided, however, that Tenant shall not be responsible for any late payments or penalties. Tenant’s share of such taxes and assessments shall be prorated for the first and last year of this Lease on a daily basis. If any portion of the real property owned by Master Landlord of which the Property is a part is sold, and the Property is thereafter separately assessed and the real property tax bill sent directly to Tenant, Tenant shall pay the real property taxes on the Property in accordance with Section 4.02(a) of the Master Lease.

18. Quiet Enjoyment. Landlord covenants that, so long as Tenant is not in breach of the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold, and enjoy the Property for the term hereof, subject to the provisions of this Lease. Upon Tenant’s request, Landlord shall make reasonable efforts to procure a nondisturbance clause from each current and future mortgagee providing that Tenant’s possession will not be disturbed by a mortgage foreclosure so long as Tenant is not in default of the Lease.

19. Renewal Option. Tenant shall have the right to renew the term of this Lease for one (1) period of four (4) years. The rental rate during such renewal period shall be as set forth below in this Section 19. Tenant shall provide Landlord with at least one-hundred twenty (120) days’ advance written notice of its intention to exercise said renewal option prior to the effective date of such period.

Renewal Period Rent Schedule:

9/1/2015 – 8/31/2017	$41,934.97 per month
9/1/2017 – 8/31/2019	$44,031.71 per month.

(Sections 20-23 intentionally omitted)

24. Conditions Precedent. Tenant shall have sixty (60) days from the date of full execution of this Lease to complete certain due diligence desired by Tenant for the Property, including, but not limited to the following:

a. Tenant must be satisfied that it can obtain any required use, property alteration or occupancy approvals from the appropriate governmental agencies;

b. Rail service suitable for Tenant’s intended use of the Property must be feasible;

c. The physical condition of the Property shall be determined to be consistent with Tenant’s expectations and economically viable for its intended use, including but not limited to, Tenant’s satisfaction with the fire protection service for the Property and the fencing along the south side of the Property to be installed installation by Landlord;

d. Tenant shall be satisfied with the environmental condition of the Property, including the results of its Phase I environmental assessment; and,

To assist with such due diligence efforts by Tenant, at no cost or expense to Master Landlord, Landlord and Master Landlord agree to provide Tenant with access to or copies of all surveys, environmental reports, soils tests, tax bills, engineering studies, utility drawings, building plans and specifications, zoning approvals, repair and maintenance contracts and any other information relative to the condition and economic viability of the Property that Landlord and Master Landlord have in their possession.

In the event that such conditions are not satisfied, in the sole judgment of Tenant, within such sixty (60) day period, Tenant may terminate this Lease upon written notice to Landlord and obtain a full refund of the prepaid rent paid to Landlord pursuant to Section 3 hereof. If Tenant so terminates this Lease, neither party shall have any further rights or obligations hereunder. Tenant reserves the right to waive its termination right in this Section 24 earlier than the prescribed sixty (60) day period, in which case the term of occupancy shall be accelerated and commence on the date of such written waiver by Tenant, and all terms and conditions of this Lease shall be become effective, except that Tenant shall have no obligation to pay rent until September 1, 2005.

25. Miscellaneous. Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal, and legal representatives, successors, and assigns. This instrument contains the entire agreement made between the parties and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest. All references herein to the Master Lease shall include Amendment Number 1 thereto regardless of whether such amendment is specifically mentioned.

26. Acceptance. Execution of this Lease by Landlord constitutes an offer which shall not be deemed accepted by Tenant until Tenant has executed this Lease and Landlord has received a duplicate original copy thereof.

27. Counterparts. This Lease may be executed through the use of multiple counterpart signature pages all of which signature pages when attached to one or more counterparts of this Lease shall constitute a fully executed agreement, notwithstanding the fact that all parties may not have signed the same signature page. All such fully executed counterparts of this Lease shall constitute a single agreement. This Lease shall be considered effective when a signature page is signed by each party and delivered to the other parties; provided, that a facsimile signature shall be considered due execution and shall be binding on the signatory thereto with the same force and effect as if the signature were an original and not a facsimile signature.

IN WITNESS WHEREOF, the parties have duly executed this Lease on the date first written above.

Landlord: MODTECH HOLDINGS, INC.

By

Its

Tenant: BOISE BUILDING SOLUTIONS DISTRIBUTION, L.L.C.

By

Its

Master Landlord consents to the Sublease between Landlord and Tenant and certifies that as of the date of Master Landlord’s execution hereof, and to the best of Master Landlord’s actual knowledge, without any investigation of the Property, Landlord is not in default or breach of any of the provisions of the Master Lease and that the copy of the Master Lease attached hereto as Exhibit B is a true, complete, and correct copy of the Master Lease effective as between Master Landlord and Landlord as of commencement of the term of the sublease. Master Landlord agrees not to renew, modify, amend, extend or terminate the Master Lease without prior written notice to Tenant. After the date hereof, Master Landlord agrees to provide Tenant with any notices of default provided to Landlord. Master Landlord agrees that Tenant shall have the same grace period as allowed to Landlord under the Master Lease and that Tenant may, but shall not be obligated to, make payments or undertake such actions as necessary to cure such default and Master Landlord agrees to accept such payments and/or undertakings from Tenant. Master Landlord hereby approves of the improvements to the Property proposed by Tenant in Exhibit C and agrees that any such improvements actually made by Tenant can remain on the Property following termination of this Lease.

Master Landlord hereby consents to Landlord’s sublease of the Property to Tenant subject to the terms and conditions set forth herein. Except as expressly set forth herein, Master Landlord’s consent is not intended, and shall not be construed (a) to modify or otherwise affect any provision of the Master Lease or to release Landlord from any of its obligations and duties under the Master Lease; or (b) as a waiver of any of Master Landlord’s rights under the Master Lease; or (c) as binding or obligating Master Landlord in any manner whatsoever with respect to covenants, representations, warranties, undertakings, or agreement in the Sublease.

Notwithstanding the Sublease or Master Landlord’s consent thereto, Landlord shall remain fully liable for the payment of rents and all other monetary obligations and for the performance of all other obligations of the “Tenant” under the Master Lease. Landlord shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no sublease had been made.

MASTER LANDLORD: BMG2 ENTERPRISES

By

Its

Exhibit A to Sublease

Description of Property

* SHADED PROPERTY IS LEASED PROPERTY. REMAINING PORTION IS LANDLORDS OTHER PROPERTY.

Exhibit B to Sublease

Copy of Master Lease

Between BMG2 Enterprises and Modtech Holdings, Inc.

Exhibit B to Sublease

[LOGO OF COLDWELL BANKER APPEARS HERE]

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease: 1/2/90

Section 1.02. Landlord (include legal entity): BMG2, A CALIFORNIA GENERAL PARTNER

Address of Landlord: c/o GRUGER - 2001 HARBOR BLVD #200

                                  COSTA MESA, LA 92627

Section 1.03. Tenant (include legal entity): Modtech, Inc., a California corporation

Address of Tenant: 195 E. Morgan Street, Perris, California 92370.

Section 1.04. Property: (include street address, approximate square footage and description) THAT 30 ACRES LOCATED WITHIN THE PARCEL DESCRIBED IN EXHIBIT A

Section 1.05. Lease Term: 25 years 0 months beginning on 1/1/90 As such other date as is specified in this Lease, and ending on DECEMBER 31, 2014

Section 1.06. Permitted Uses: (See Article Five) Fabrication of modular buildings and (illegible) offices and local uses.

Section 1.07. Tenant’s Guarantor: (if none, so state) Not applicable.

Section 1.08. Brokers: (See Article Fourteen) (if none, so state)

Landlord’s Broker: None

Tenant’s Broker: None

Section 1.09. Commission Payable to Landlord’s Broker: (See Article Fourteen) $ Not applicable.

Section 1.10. Initial Security Deposit: (See Section 3.03) $ 83,000

Section 1.11. Vehicle Parking Spaces Allocated to Tenant: Not applicable.

Section 1.12. Rent and Other Charges Payable by Tenant:

(a) BASE RENT: TWENTY FIVE THOUSAND DOLLARS (25,000) per month, for the first 12 months, as provided in Section 3.01, AND SHALL BE INCREASED ON THE FIRST DAY OF EACH JANUARY AS PROVIDED IN 3.02. (if (ii) is completed, then (i) and Section 3.02 are inapplicable.)

(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) (illegible) (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property (illegible) (See Section 4.07); (v) Maintenance, Repairs and Alterations (See Article Six).

Section 1.13. Landlord’s Share of Profit on Assignment or Sublease: (See Section 9.05)              percent (50%) of the Profit (the “Landlord’s Share”).

Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (if none, so state) Exhibit A - Legal Description of Property.

1 (Single-Tenant Net Form)	Initials

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property [Illegible] Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on [Illegible] dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of [Illegible] Lease. The “Commencement Date” shall be the date specified in Section 1.05 above for the beginning of the Lease Term, [Illegible] advanced or delayed under any provision of this Lease.

Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord’s non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay [Illegible] delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date. Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60) -day period ends. If Tenant gives such notice, the Lease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant’s right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date, Tenant’s occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnity Landlord against all damages which Landlord incurs from Tenant’s delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease. Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.02. Cost of Living increases. The Base Rent shall be increased on each date (the “Rental Adjustment Date”) stated in Paragraph 1.12(a) above in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100) (the “Index”) as follows:

(a) The Base Rent (the “Comparison Base Rent”) in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the “Comparison Date”) on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.02 shall be subject to any minimum or maximum increase, if provided for in Paragraph 1.12(a).

(b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord’s notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord’s notice of such increase within ten (10) days after Landlord’s notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute Index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord’s notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

Section 3.03. Security Deposit; Increases.

(a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b) Each Time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the Initial Security Deposit bore to the Initial Base Rent.

2 (Single-Tenant Net Form)	Initials

Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

Section 4.02. Property Taxes.

(a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

(b) Definition of “Real Property Tax.” “Real property tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant’s share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor’s worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

(d) Personal Property Taxes.

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

(ii) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

(e) Tenant’s Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant’s action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a “tax sale” or similar enforcement proceeding.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

Section 4.04. Insurance Policies.

(a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

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(b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c) Payment of Premiums. Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant’s share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant’s prorated share of the insurance premiums. Before the Commencement Date. Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance. Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d) General Insurance Provisions.

(i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii) Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-12 or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.06. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.07. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) -month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

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Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

Section 5.03. Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord’s prior written consent. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant’s use of the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant: (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election. Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable.

Section 5.06. Landlord’s Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry except in the case of an emergency. Landlord may place customary “For Sale” or “For Lease” signs on the Property.

Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease. Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE; REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord’s Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant. Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

Section 6.03. Landlord’s Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord’s expense or to terminate the Lease due to the condition of the Property.

Section 6.04. Tenant’s Obligations.

(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the

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Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the Intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b) Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. Alterations, Additions, and Improvements.

(a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord’s prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration of the Lease and to restore the Property to its prior condition all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required. Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Property.

(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

(c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

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Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord’s own expense, in which case this lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair. Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. Landlord’s Consent Required. No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord’s consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord’s consent.

Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

Section 9.05. Landlord’s Consent.

(a) Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the

7 (Single-Tenant Net Form)	Initials

Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant’s compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

(b) If Tenant assigns or subleases, the following shall apply:

(i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment of subletting. The breach of Tenant’s obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

Section 9.06. No Merger. No merger shall result from Tenant’s sublease of the Property under this Article Nine. Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.04;

(b) If Tenant fails to pay rent or any other charge when due;

(c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance. Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period the thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of

8 (Single-Tenant Net Form)	Initials

recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04. Repayment of Free Rent. If this Lease provides for a postponement of any monthly rental payments, a period of “free” rent or other rent concession, such postponed rent or “free” rent is called the “Abated Rent”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06. Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale. Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request. Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. Estoppel Certificates.

(a) Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

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(b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period. Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05. Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election. Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.02. Landlord’s Liability; Certain Duties.

(a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied, under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

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Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed. Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS

Section 14.01. Broker’s Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord’s Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord’s Broker, or the sum stated in Section 1.09 above for services rendered to Landlord by Landlord’s Broker in this transaction. Landlord shall pay Landlord’s Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord’s Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord’s Broker’s commission schedule in effect as of the execution of this Lease. If a Tenant’s Broker is named in Section 1.08 above, Landlord’s Broker shall pay an appropriate portion of its commission to Tenant’s Broker if so provided in any agreement between Landlord’s Broker and Tenant’s Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

Section 14.02. Protection of Brokers. If Landlord sells the Property, or assigns Landlord’s interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord’s Broker thereafter required of Landlord under this Article Fourteen. Landlord’s Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the losing party. Such attorneys’ fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord’s Broker.

Section 14.03. Broker’s Disclosure of Agency. Landlord’s Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord’s Broker acting in this transaction as the agent of (check one):

☐    Landlord exclusively; or

☐    both Landlord and Tenant.

Section 14.04. No Other Brokers. Tenant represents and warrants to Landlord that the brokers named in Section 1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

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Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.

“LANDLORD”
Signed on 1/2, 1990
at PERRIS, C.A	BMG[2]

	By:	/s/ ILLEGIBLE

	Its:	GENERAL PARTNER
By:
Its:

“TENANT”
Signed on 1/2, 1990 at PERRIS, C.A	Modtech, Inc., a California corporation

By:
Its:
By:
Its:

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION, LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

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Exhibit A

115550–JEC

LEGAL DESCRIPTION

All that certain real property situated in the County of San Joaquin, State of California, and described with reference to the Public Land Surveys of the United States as follows:

All that fractional portion of Section 14, Township 1 South, Range 6 East, Mount Diablo Base and Meridian, more particularly described as follows:

Commencing at the corner common to Sections 11, 12, 13 and 14, Township 1 South, Range 6 East, Mount Diablo Base and Meridian; thence South 87°32’55” West 463.68 feet; thence South 0°18’44” West, 3297.92 feet to the Northeast corner and the True Point of Beginning of the Parcel herein described; thence 1st South 0°18’44” West 1366.39 feet; thence 2nd South 89°57’33” West 2209.47 feet; thence 3rd North 89°09’42” West 367.51 feet; 4th North 10°23’08” East 544.43 feet; thence 5th North 10°18’29” East 136.97 feet; thence 6th South 89°56’31” East 419.87 feet; thence 7th North 10°15’13” East 212.04 feet; thence 8th North 89°55’42” West 419.64 feet; thence 9th North 10°18’29” East 489.79 feet; thence 10th North 89°57’33” East 2336.12 feet to the Point of Beginning.

Containing 75.029 acres more or less, and as shown on that certain record of Survey recorded April 4, 1989, in Book 30 of Survey Maps, Page 108, San Joaquin County Records.

June 5, 1989

LETTER OF INTENT

Modtech, Inc. hereby agrees to enter into a long-term lease with BMG2, a California partnership, for that certain property located in Lathrop, California (APN 195-030-25-26). The term of which will be for ten (10) years with a monthly rental of $33,000. Further it is agreed, that if BMG2 arranges for the sale of property not currently used by Modtech, Inc. (and agreed to by Modtech, Inc.) that it will refund all rents paid on the property which has been sold, to the extent such proceeds have/will be received, within ten days of BMG2 receipt. Additionally, if such property is sold at a profit, BMG2 will also return to Modtech, Inc. ten percent of such profit within ten days of BMG2 receipt.

agreed and accepted

/s/ James Goldenetz	/s/ Evan M. Gruber
James Goldenetz President Modtech, Inc.	Evan M. Gruber Partner BMG2

Exhibit C to Sublease

List of Intended Improvements by Tenant

Tenant shall have the right, but not the obligation, to make certain improvements to the Property as follows:

1. Installation of up to two rail spurs entering the Property from the east and associated unloading areas, including a boxcar unloading platform and ramp (collectively a “Rail Line”). The location, size and other material attributes of the Rail Line shall be substantially the same as reflected on the attached preliminary plans and drawings set forth in Schedule 1.

2. Installation of exterior siding and access doors on the existing main warehouse building.

3. Installation of 10-12” water line as described in Section 15.02 of the Master Lease, as amended.

4. Installation of new sanitary sewer line adjacent to the water line described in Section 15.02 of the Master Lease, as amended.

5. Installation of additional exterior pavement and associated storm drainage alterations, if any.

In addition to the above items, Tenant may also remodel the existing office building to suit its purposes, make various repairs to the existing pavement, and install yard lighting, bollard protection for existing fire hydrants, new fencing/gates, security systems, and new landscaping.

All improvements made by Tenant shall be in accordance with applicable codes and regulations and shall be substantially similar in quality to similar improvements made by Tenant to its other leased facilities as represented by the property located at 7145 Arlington Ave., Riverside, California 92503.

CONCEPTUAL LAYOUT OF RAIL SPURS NTS

Exhibit D to Sublease

Location HBC0102 - BUILDING SOLUTIONS, DISTRIBUTION 8301 CAPITOL DR. GREENSBORO, NC
08 07 02, JC/MG/JC E2-000006-R9

Existing	Proposed Signage P-1 Non-Illuminated freestanding sign panel